                                BASIC ORDER AGREEMENT

                                       between

                            DIGITAL EQUIPMENT CORPORATION

                                      ("Buyer")

                                         and

                  OAO CANADA LIMITED / OAO INTERNATIONAL CORPORATION

                                      ("Seller")

                                         for

                         [xxxxxx xxxxxx] Enterprise Services



                                  BOA Number: 23839

                             Contract Date: April 1, 1997

                       Contract Expiration Date: March 31, 2000






[Confidential Treatment requested for redacted portions of document. The entire agreement has been filed separately with the Securities and Exchange Commission.]

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                                  TABLE OF CONTENTS

Section  I         Scope of the Agreement

Section  II        Purchase Orders

Section  III       Purchase Period

Section  IV        Pricing

Section  V         Delivery

Section  VI        Payment

Section  VII       Warranty

Section  VIII      Confidential Information and Advertising

Section  IX        Indemnification

Section  X         Insurance

Section  XI        Intellectual Property Interests and Indemnity

Section  XII       Independent Contractor

Section  XIII      No Implied License

Section  XIV       Termination for Cause
Section  XV        Termination for Convenience

Section  XVI       Force Majeure

Section  XVII      Set-off

Section  XVIII     Notices

Section  XIX       Flow Down Clauses

Section  XX        Survival

Section  XXI       Compliance with Laws

Section  XXII      General

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Exhibit  A         Statement of Work/Services Provided by Seller

Exhibit  B         Flow Down Clauses

                                       3


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Section I - Scope of Agreement

    A.   This Basic Order Agreement Is  made by DIGITAL EQUIPMENT
         CORPORATION ("Buyer") and OAO CANADA LIMITED and OAO INTERNATIONAL CORPORATION ("Seller"). Buyer has entered into an Agreement with [xxxxxx] for the provision of Services to [xxxxxx] and its affiliates ("End Users") known as the [xxxxx] Enterprise Agreement ("[xx] Agreement"). The terms and conditions stated in this Agreement exclusively govern the anticipated purchase of services by Buyer from Seller, for the purpose of having Seller furnish services to Buyer or End Users, in the event Seller is so requested by Buyer. The services to be provided by Seller shall be those Services known as described in the Statement of Work (SOW) attached hereto as Exhibit A. Exhibit A may be supplemented from time to time by Statements of Work attached to Purchase Orders for Seller's provision of the services at specific End Users' sites. The term "Services" as used herein shall include the services described in Exhibit A as well as the services described in any supplemental Statements of Work attached to Purchase Orders hereunder.

         The parties hereto understand that the provision of Services may involve the supply of goods necessary to render Services under this Agreement, and therefore agree that, except as expressly stated otherwise, the term "Services" shall be understood to include the supply of any such service parts. It is further understood that the cost of any such service parts to the Buyer shall be contained in the fee charged by Seller for the Services provided hereunder.

         THIS AGREEMENT IS NOT A REQUIREMENTS CONTRACT AND NEITHER OBLIGATES THE BUYER TO PURCHASE NOR THE SELLER TO PROVIDE ANY SERVICES BUT ONLY ESTABLISHES THE TERMS AND CONDITIONS FOR SUCH PURCHASES IF THEY OCCUR.

    B. If any term of this Agreement conflicts with any term relating to the purchases of Services contained in any issued purchase order, this Agreement shall take precedence.


Section II - Purchase Orders

    A. Buyer will authorize the provision of Services by releasing telegraphic or telephonic orders or its Purchase Order Form ("Purchase Order"). Buyer shall use reasonable efforts to send a confirming purchase order ten (IO) days after issuing such telegraphic or telephonic orders. Each purchase order shall reference this Agreement by number and shall include any supplemental Statement of Work applicable to the PO.


      [Confidential Treatment requested for redacted portions of document]


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    B.   Seller shall sign and  return  the  acknowledgment  copy  of  each
         Purchase Order within thirty (30) days after receipt. If Seller fails to return such copy, Buyer will conclusively presume that Seller accepts any Purchase Order which conforms to this Agreement. Acceptance by Seller is limited to Buyer's offer as contained in this Agreement and the Purchase Order as accepted by the Seller.

    C. In the event the first month of coverage of Service is less than a full month, the charge for that first month shall be calculated on a pro-rata basis at the rate of one thirtieth (1/30) of the basic monthly charge for each day of coverage.


Section III - Purchase Period

         This Agreement shall commence on April 1, 1997 and shall end upon completion of all Services covered by Purchase Orders issued and accepted hereunder. This Agreement shall expire on March 31, 2000.

         Notwithstanding any termination of this Agreement, and unless otherwise agreed to in writing, Seller's obligations shall continue with respect to any Purchase Orders entered into with Buyer for the term of those Purchase Orders.


Section IV - Pricing

    A. The Seller pricing for Services shall be set forth in the Purchase Order or related Statements of Work. Prices shall remain fixed for the period identified therein.

    B. Seller expressly acknowledges and agrees that the prices and any discounts established are lawful.

    C. Prices include all taxes except sales, use and other such taxes imposed upon the sale of Services. Any such sales, use or like taxes required to be paid by the Buyer shall be specifically listed in the appropriate invoices. If any purchase by Buyer is exempt from such taxes, Buyer shall so indicate in their respective purchase order and advise Seller of the respective tax exemption number.


Section V - Delivery

         Seller shall perform all Services in time period as specified in the Purchase Order or related Statements of Work. TIME AND RATE OF DELIVERY OF SERVICES ARE OF THE ESSENCE OF ALL PURCHASES MADE UNDER THIS AGREEMENT.


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Section VI - Payment

         Buyer shall pay Seller for performance of all Services on a monthly basis as set forth in each Purchase Order and payment shall be made [xxxxxx xxxxx xxxx] after receipt of Seller's correct and conforming invoice.


Section VII - Warranty

    A. For a period of [xxxxx xx xxxx] from the date of the provision of any Services, Seller hereby warrants that:

         1. all Services rendered hereunder shall conform to the service description stated in the Statements of Work and shall otherwise be performed in a good, safe, workmanlike manner, and in accordance with applicable manufacturers practices and procedures at the time such Services are performed; and

         2. all Services rendered hereunder shall be performed by persons who are adequately trained and skilled such that they are capable of rendering the Services in a good, safe, and workmanlike manner; and

         3. all such persons shall be fully equipped with the required tools, systems, spare parts, documentation and diagnostic and test equipment as is necessary to perform the Services unless otherwise specified in a SOW; and

         4. all service parts furnished by Seller through the provision of Services shall be free from defects in material, workmanship and design, and shall conform to the original manufacturer's specifications in effect at the time of installation; and

         5. all service parts furnished by Seller shall be free of all liens and encumbrances; and

         6. Seller has acquired and shall maintain in effect all licenses and permits necessary for furnishing Services, and the provision of Services by the Seller shall not violate any other contractual obligations which Seller may have to any other party.

    B. Seller hereby acknowledges that all of the above stated warranties run to Buyer and to End Users.


      [Confidential Treatment requested for redacted portions of document]

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Section VIII - Confidential Information and Advertising

    A. Seller shall maintain as confidential and shall not disclose to any person outside of its employ, or use for purposes other than performance of its obligations pursuant to this Agreement, any information which Seller learns by virtue of this Agreement, such as specifications, technical information, business data, and other confidential information. Upon termination of this Agreement, Seller shall promptly return to Buyer all confidential information including copies thereof Seller further agrees to maintain Buyer or End Users information in confidence in accordance with the terms of the [xxxxx] Enterprise Agreement.

    B. Buyer shall maintain as confidential any Seller confidential information that Buyer shall receive as a result of the work carried out under this agreement. Upon termination of this Agreement, Buyer shall promptly return to Seller all such confidential information including copies thereof.

    C. Without the other party's prior written consent neither party shall in any manner advertise, or publish the existence or terms or any transactions under this Agreement.


Section IX - Indemnification

         Seller hereby agrees to release, defend, indemnify, and hold Buyer, including its officers, directors, agents and employees, harmless from and against any and all claims, losses, expenses (including reasonable attorney's fees), demands, or judgments ("Claims") for personal injury, damage to tangible personal property, or damage to real property, which arise out of or are directly related to:

         1. the acts, errors, omissions or negligence of Seller while on the property of Buyer or End Users, regardless of whether the loss, damage or injury resulting from same occurs after the Seller has left such property; or

         2. the presence of the equipment, tools, or goods used or supplied by Seller in the performance of services under this Agreement on the property of Buyer or End Users;

         3. the negligent use by Seller of Buyer's equipment, tools or facilities ("Equipment") whether or not any Claims are based upon the condition of the Equipment or Buyer's alleged negligence in permitting its use. Permission by Buyer to use the Equipment shall be gratuitous.


      [Confidential Treatment requested for redacted portions of document]


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         4.   any Claims brought by End Users arising out  of  Seller's
              performance  of  its obligations under this Agreement.


Section X - Insurance


    A. Seller agrees to carry at all times, and with companies acceptable to Buyer, insurance of the kinds and in the amounts listed below:

         1. Worker's Compensation - Statutory limits in each state or country in which Seller is required to provide Worker's Compensation coverage.

         2.   Employer's Liability - not less than $500,000 per employee.

         3. Comprehensive General Liability - Including Contractual Liability, Independent Contractor's Liability, and Personal Injury/Property Damage Coverages in a combined single limit of not less than $ 1,000,000.

         4. Automobile Liability - For owned, non-owned, and hired vehicles in a combined single limit of not less than $1,000,000.

         5. Umbrella Liability - a combined single limit of not less than $2,000,000.

    B. Seller further agrees to furnish Buyer with Certificates of Insurance evidencing the specified coverages and stating that:

         1. the policies may not be changed or terminated without at least ten (I 0) days' prior written notice to Buyer.

         2. the policies contain waivers of the insurers subrogation rights against Buyer.


Section XI - Intellectual Property Interests and Indemnity

         Seller shall defend, at its expense, any claim against Buyer alleging that the Services provided under this Agreement infringe any patent, copyright, trademark, trade secret, mask work, or other intellectual property right, and shall pay all costs and damages awarded, if Seller is notified promptly in writing of such a claim. If a final injunction against Buyer's use of the Services results from such a claim (or, if Buyer reasonably believes such a claim is likely) Seller shall, at its expense, and at Buyer requests, obtain for Buyer the right to continue using the Services, or

                                       8


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         replace or modify the services so that they become noninfringing, but functionally equivalent. Seller shall further indemnify, defend and hold harmless from and against any and all damages, losses and expenses incurred by Buyer as a result of claims brought against Buyer by End Users or any other third party and arising out of Seller's performance under this Agreement.


Section XII - Independent Contractor

         Seller shall render all Services under this Agreement as an independent contractor, not as an employee or agent of Buyer. Seller shall not hold itself out as the agent or employee of Buyer in connection with the performance of Services under this Agreement, and Seller shall so instruct and supervise its employees, or agents to insure that they comply with these provisions.


Section XIII - No Implied License

    A. Both parties understand that Buyer owns various patents, copyrights, trademarks, trade secrets, and other proprietary rights which may cover, be contained in, or otherwise relate to a portion or ail of the various computers or peripheral devices which Seller may service pursuant to this Agreement.

    B. The parties understand that neither the terms and conditions of this Agreement nor the performance or acts of either party arising out of this Agreement or related to Buyer's request for or use of the services may be considered in any way as a grant of any license whatsoever under any of Buyer's present or future patents, copyrights, trademarks, trade secrets or other proprietary rights; nor is any such license granted by implication, estoppel or otherwise.

    C. The parties agree that both parties reserve all rights to bring suit for infringement of its patents, copyrights, trademarks, trade secrets, and other proprietary rights against all manufacturers, sellers and users including Seller, which infringe their respective proprietary rights, and that each party intends to enforce those rights.

    D. To the extent that any fiduciary or other similar duties are established by this Agreement, it is understood and agreed that such duties are not inconsistent with and will not prevent either party from bringing said suits for infringement of its patents, copyrights, trademarks, trade secrets, and other proprietary rights.



                                       9


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Section XIV - Termination for Cause

    A. The occurrence of any of the following constitutes a breach and is cause for Buyer's termination of this Agreement and/or its Purchase Orders:

         1. Seller fails to perform Services in accordance with this Agreement.

         2. Seller fails to perform any material provision of this Agreement or Buyer's conforming Purchase Order.

         3. Seller assigns this Agreement, or any obligation or right under it (the word "assign" to include, without limitation, a transfer of a major interest in Seller) or merges with a third party, not a parent or subsidiary company, without Buyer's prior written consent, which Buyer shall not unreasonably withhold.

         4. Seller becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of Seller's assets.


    B. Seller must cure any of the above breaches and notify Buyer of such cure within thirty (30) days from receipt of a written notice to cure from Buyer. If Seller fails to so cure, Buyer may terminate this Agreement and/or Purchase Orders under it by giving Seller written notice. Buyer shall have no liability except for payment of any balance due for conforming Services delivered before the end of the cure. Buyer may, at its option, end Seller's ability to cure in the event of Seller's material breach of any provision(s) of this Agreement more than two (2) times in any twelve (12) month period.


Section XV - Termination for Convenience

    Buyer may terminate this Agreement or any Purchase Order under it for convenience [xxxxx xxx xxx] after giving the Seller written notice unless otherwise specified in a SOW. Buyer's [xxx] liability to Seller for such termination shall be to pay Seller any [xxxxx xxxx xxx] for conforming
    Service:

         1.   performed before receipt of Buyer's termination notice; and

         2. ordered by Buyer and actually performed within [xxx xxx xxx] after Seller's receipt of the termination notice.


      [Confidential Treatment requested for redacted portions of document]



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Section XVI - Force Majeure

         Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such performance is delayed by fire, flood, or other natural disaster, war, embargo, riot, or the intervention of any government authority provided that the party so delayed immediately notifies the other party of such delay. If Seller's performance is delayed for these reasons for a cumulative period of thirty (30) days, or more, from the date of such notice, Buyer may terminate this Agreement, or any Purchase Order issued under this Agreement by giving Seller written notice. If Buyer terminates, its sole liability under this Agreement will be to pay for conforming Services delivered by Seller before the termination date.


Section XVII - Set-off

         Buyer shall have the right at any time to set off any amounts owed by Buyer to Seller pursuant to this Agreement, against any amounts owed by Seller, or any of its affiliates, to Buyer.


Section XVIII - Notices

         Any notice permitted or required to be given under this Agreement shall be deemed given upon delivery, if delivered by hand, or upon posting if sent by registered or certified mail, return receipt requested, to a party at the address set forth below, or to such other address as the respective party may designate by notice delivered pursuant to this Section XIX. Any telegraphic notice shall be deemed given upon receipt, provided that such notice is followed within three
         (3) days by written notice given in accordance with this Section XIX.

         If to Seller:  G.  Lalonde         If to Buyer: R.  Tovell

              OAO Canada Limited            Digital Equipment Corporation
              Suite 520, 220 Laurier Ave W  715 Fifth Ave SW
              Ottawa, Ontario K I P 5Z9     Calgary, Alberta T2P 2X6

         With copies to:     S. Schmidt     With copies  to:  M.  Smith

              OAO Canada Limited            Digital Equipment Corporation
              Suite 520, 220 Laurier Ave W  Suite 900, Two Penn Plaza
              Ottawa, Ontario K I P 5Z9     New York, New York

                                       11


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Section XIX - Flow Down Clauses

         Seller agrees that in delivery of all services under this agreement that it shall comply and be subject to with all contractual obligations undertaken by Buyer in Agreements with End Users ("Flow-Down Clauses") which are attached hereto as Exhibit B. In the event of a conflict between the terms and conditions of any FlowDown Clause and any term of this Agreement, the term of the Flow-Down Clause shall prevail.


Section XX - Survival

         The following provisions of this Agreement, including any related Exhibits, shall survive expiration or termination of this Agreement:
         Warranty, Intellectual Property Interests Indemnity, Confidential Information and Advertising, Indemnification, Insurance, Compliance with Laws, General, Notices, and No Implied License.


Section XXI - Compliance with Laws

    A. Seller shall use its best effort to insure that all Services performed under this Agreement shall comply with all applicable United States and foreign laws and regulations including, but not limited to, emission and safety standards, OSHA, pricing and discounts, the Fair Labor Standards Act of 1938 (29 USC 201-219), the Contract Work Hours and Safety Standards Act (40 USC 327-332), the Toxic Substance Control Act of 1976 (15 USC 2601), all laws restraining the use of convict labor, and Workers' Compensation Laws. Upon request, Seller agrees to certify compliance with any applicable law or regulations. Seller's failure to comply with any of the requirements of this Section XXI shall be considered a material breach of this Agreement.

    B. The following statutes and Executive Orders (E.O.'s) together with regulations issued thereunder are made part of this Agreement if applicable: E.O. 11246, Equal Employment Opportunity; E.O. 11625, as amended, Minority Business Enterprises; E.O. 12138 Women-Owned Business Concerns; Section 503 of the Rehabilitation Act of 1973 as Amended, (20 USC 793); and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974, as Amended, (38 USC
         2012).

    C. Digital Equipment Corporation is a major defense contractor within the meaning of ten (10) U.S.C.s.2397b and 2397c. Seller agrees not to provide compensation to any person in the performance of this Agreement in violation of this statute, and agrees to report directly to the Secretary of Defense, the information required for employees, agents or subcontractors of Seller.


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    D.   The provisions of the Clean Air Act (42 USC 7401 et seq.) and the
         Clean Water Act (33 USC 1251 et seq.) are made a part of this Agreement if applicable.

    E. The provisions of any applicable state Right-to-Know laws and regulations are made a part of this Agreement. A copy of the applicable Material Safety Data Sheets, including updates, shall be provided by Seller as required under such laws and regulations.


Section XXII - General

    A. Only the authorized representatives of the parties may amend or waive provisions of this Agreement. If either party fails to enforce any term of this Agreement, failure to enforce on that occasion shall not prevent enforcement on any other occasion, unless otherwise provided herein.

    B. All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held invalid by any law or regulation of any government or by any court, such invalidity shall not affect the enforceability of other provisions herein. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the
    __________ day of __________, ______.


OAO CANADA LIMITED/                    DIGITAL EQUIPMENT CORPORATION
OAO INTERNATIONAL CORPORATION


By:_____________________________   By:_____________________________
    (Duly Authorized)                  (Duly Authorized)

    G. Lalonde
   _____________________________      _____________________________
    (Typed Name)                       (Typed Name)

    Senior Vice President
   _____________________________      _____________________________
    (Title)                            (Title)


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                                   EXHIBIT A

                               STATEMENT OF WORK
                               SERVICES PROVIDED


Overview

Digital Equipment Corporation (Digital) has selected OAO Canada
Limited / OAO INTERNATIONAL CORPORATION (OAO/ICOR) as a partner in the delivery of the [xxxxxxxxxxxxxxxxxxxxxx] contract with [xxxxxxx]. The contract with [xxxxxxxx] is not only Digital's largest desktop outsourcing engagement but is also crucial to Digital's long term success in the desktop-outsourcing marketplace. The arrangement between Digital and OAO/ICOR is intended to recognize, support and enhance Digital's identity within [xxxxxxxx] and the outsourcing marketplace.

OAO/ICOR acts as an integral part of Digital's PE Worldwide Operations organization in many domains of service delivery related to the PE engagement. These domains include:

         -    Interim Support Services
         -    Technology Projects
         -    Technology Consulting

From time to time, and with the agreement of both parties, additional domains of service delivery may be added to this statement of work.

Each of these domains of service delivery will have distinct approaches to the services or work to be performed and the associated pricing methodology for the work. This document will serve as the master Statement of Work for each domain, and as such, will define the approach to each. For work to be performed in any of these domains, Digital will issue a purchase order (PO) with associated pricing, terms, and conditions relating to the specific work package or project.

Each of these domains of service will also be subject to the agreements Digital has with [xxxxxx], including the [xxxxxxxxxxxxxxxxxxxxxxxxxxx], the PE Statement of Work, and all associated instruments.

Although the actual costs related to the Services provided pursuant to this agreement are outlined and itemized in the various POs issued the total costs for these Services is not currently expected to exceed [xxxxxxxxx].

Interim Support Services

In this section, "Customer" refers to Digital's customer, [xxxxxxxxxx], as defined in the PE Agreement.

    Description

    The Interim Support Services (ISS) Phase is the period during which Digital and OAO/ICOR will commence activities to support a non-[xxxxxxxxxxxxxxxx] LAN environment in its "as-is state" while transitioning the Customer/Site(s) to a full [xxxxxxxxxxxxxxxxxxxxx] environment. The ISS Phase consists of two subphases: Conversion Plan Development and As-Is Operations Support. During the ISS Phase, Digital will immediately start the Phase 2 through 4 activities as defined in the PE Agreement required to complete the transition of the Customer/Site(s) to the Phase 5 Services. The ISS Phase ends with the transition of all End-Users at all Customer/Site(s) covered by a single Conversion Plan to Phase 5 Operations Support.

Services or Work to be performed

      [Confidential Treatment requested for redacted portions of document]

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    OAO/ICOR will be Digital's service delivery arm for ISS, including both phases of ISS-1 Conversion Plan Development and As-Is Operations support. As such, OAO/ICOR will be responsible for all aspects of service delivery for ISS including but not limited to:

    - preparing the Conversion Plan for converting the Customer/Site(s) to As-Is Operations Support;

    - identifying the current Customer Actual Costs associated with the As-Is state, including staffing, processes, procedures, maintenance, reports and any other activities performed by the Customer;

    - assisting Digital to calculate the mark-up percentage of Customer's Actual Costs that will be used to calculate the monthly fee to the Customer;

    - converting all service delivery responsibilities from the Customer to OAO/ICOR;

    -    performing due diligence to verify the Customer Actual Costs; and

    - performing all service delivery responsibilities associated with As-Is Operations support as identified in the Conversion Plan until such time as the Customer/Site(s) is fully converted to a full Project Enterprise environment.

    - Develop and seek approval from Digital on the components that will be included in the calculation of OAO/ICORs margin as discussed below.

    Pricing Methodology

    The ISS fee will be priced on a [xxxxxxxxxxxxxxxxxxxxxx], and will be subject to and determined by the method described in, Section 2.4 of
    Exhibit 2; ISS Pricing of the [xxxxxxxxxxxxxxxx] Agreement (ISS EX2). Digital will pay, directly or through [xxxxxx], OAO/ICOR, monthly in advance, a portion of the monthly ISS fee as described in ISS EX2 for the period that [xxxxx] is obligated to pay Digital the monthly ISS fee.
    The portion payable to OAO/ICOR will be the [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] as outlined in the associated ISS Conversion Plan. Should [xxxxxx] delay payment to Digital, such delay resulting from the delivery of ISS services, then Digital will delay payment to OAO / ICOR accordingly. Should payments be delayed then Digital and OAO/ICOR will make every effort to resolve the issue related to the delay in payment.

    Digital acknowledges that OAO/ICOR have a target to make a [xxxxxxxx] through reducing their costs for delivering ISS services through all forms of cost reduction or delivery efficiency initiatives, and through all incremental ISS services. Digital will, in the event that OAO/ICOR is not able to make a [xxxxxxx] under the ISS program, [xxx]to OAO/ICOR [xxxxxxxxxxxxxxxxxxxxxxxx] up to a maximum of [xx] of the ISS base line service amount provided the following:

    - Should OAO/ICOR make more then their [xxxxxxxxxxxxxxxxxxxx] that they will [xxxxxxxxxxxx] Digital
         [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx].

    - Digital will have full access to audit and review all OAO/ICOR costs and revenues related to ISS.

    - Costs and expenses [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] ISS or costs not pre approved by Digital will not be included in the calculation of OAO/ICOR's [xxxxxxxxxxxxxxxxxxxxxxxx] ISS.

      [Confidential Treatment requested for redacted portions of document]

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Technology Projects

OAO/ICOR will carry out requested technology projects for Digital in the domain of Change Management. The Change Management Process is comprised of five component processes that have been designed to manage changes within the Project Enterprise environment.

1.  The Change Request Process;
2.  The Work Order Process,
3.  The Move/Add/Change (MAC) Process;
4.  The Interim MAC Process; and
5.  The Issue Resolution Process.

Technology Projects are conducted in the first 4 components in the Change Management Process. OAO/ICOR will conduct projects as requested by Digital in these areas. OAO/ICOR will also provide assistance as required in the 5th component.

    Description

    The Change Request Process is designed to manage changes to the [xxxxxxxxxxxxxxx] global environment as defined in the PE Statement of Work and its associated Appendices. Such changes would apply to all present and future [xxxxxxxxxxxxxxxx] Customer/Sites.

    The Work Order Process is designed to manage changes to the Customer/Site Agreement where specific variations of the [xxxxxxxxxxxxxxxx] environment are specified to meet the business requirements and provide the associated levels of service for individual sites.

    The Move/Add/Change (AL4C) PROCESS organizes the effort associated with the physical move of equipment (hardware or software), the addition of equipment (hardware or software) to a location, and/or the modification of equipment's configuration (hardware or software). In addition, this process tracks all such activity for the purposes of asset management and billing. The MAC Process takes effect once a site has completed the Transition phase and the On-Going Operations phase has begun.

    The Interim MAC Process is designed to maintain the accuracy of the data collected during the Assessment phase's physical inventory until the Customer/Site begins On-Going Operations. Like the MAC process, it organizes the effort associated with the physical move of equipment (hardware or software), the addition of equipment (hardware or software) to a location, and/or the modification of a piece of equipment's configuration (hardware or software).

    THE ISSUE RESOLUTION PROCESS provides the means to manage differences of opinion between Digital and the Customer through escalation to a level sufficient to permit their definitive resolution.

    Services or Work to be Performed

    OAO/ICOR may carry out activities and projects in this area including but not limited to the following:

    - Evaluation of an approved request (a request being any of the Change Management forms such as a Work Order or Change Request form). Evaluation would include the analysis and drafting of the response to the request as required under the terms and conditions defined within the PE SOW. The response to a request will contain the impact of the requested changes on various portions of the PE Agreement including identifying and quantifying changes in services, service levels, schedules, and/or price.

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    -    Delivery of approved/accepted requests through completion, adjust any baseline documents as necessary, obtain approvals, and provide all deliverables to Digital. Delivery will be conducted by professional teams trained in the domains required to carry out the request within the time frames and cost parameters outlined in the request and with Quality that will delight the customer.

    - Provide a team of people capable of responding to requests quickly and efficiently. This team will have the flexibility to grow to support the work anticipated under the scope of this section of Operational work.

    Pricing Methodology

    Pricing will be [xxxxxxxxxxxxxxxxxxxxxxxxxx]a given approved request, or [xxxxxxxxxxxxxxxxxx]. The pricing target will be to allow Digital to [xxxxxxxxxxxxxxxxxx] on Digital's price to [xxxxxx]. Rates for individuals in support of projects based on PE pricing will [xxxxxxxxxxx] PE rates which currently are as follows:

    Labor Category           PE Rate               OAO/ICOR Rate
Project Manager              [xxxxx]                  [xxxx]
[xxxxx] Analyst              [xxxxx]                  [xxxx]
[xxxx] Analyst               [xxxxx]                  [xxxx]
[xxxxx] Analyst              [xxxx]                   [xxxx]
Consultants and special      [xxxxxxxxx               [xxxxxxxxx
project labor                xxxxxxxxxxxxxxxx         xxxxxxxxxxxxxxx]
                                 xxx]



    Technology Consulting

    Digital may provide additional service offerings to the Customer that are not included in the Baseline Services of the PE SOW. Detailed listings of some of these additional services can be found in Exhibit 2. 1; Pricing Schedule of the PE SOW. Services are categorized as "Additional On-Going Services," "One-Time Services," and "Hardware Products." [xxxxxxxxxxxxxxxx] is a large and complex undertaking. As the work progresses from time to time there will arise work which either:

    - requires skill sets not currently available within PE Worldwide Operations; or

    - requires skill sets available within PE Worldwide Operations but from people who do not have the time necessary to undertake the task.

    -    Description

    OAO/ICOR will provide to Digital, as required, and from time to time, additional resources to assist PE Worldwide Operations In overall technology management and delivery of the services required pursuant to the PE agreement and associated SOW.

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

    -    Services or Work to be Performed

    The work to be performed will be under the direction of the PE Worldwide Operations Manager and will be subject to the agreements in place between Digital and the Customer. OAO/ICOR will recruit and supply consultants with the necessary skills, training and experience to satisfy the requirements of the additional services being offered.

    Pricing Methodology

    Pricing will be a [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] based on the consultant's skills, training and experience. Pricing will be negotiated on a case by case basis and shall be competitive with industry norms. OAO/ICOR will ensure all invoices to Digital will delineate per them costs and travel expenses and will report these items separately.







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                                      19

                                    EXHIBIT B

                                FLOW DOWN CLAUSES

                               [xxxxxxxxxxxxxxxxxx]
                                    AGREEMENT


This [xxxxxxxxxxxxxxx] Agreement (hereinafter "Agreement") is made and entered into as of the 22nd day of December, 1995 (hereinafter "Effective Date") by and between Digital Equipment Corporation, having a place of business at Two Penn Plaza, 9th Floor, New York, NY 10 121 (hereinafter "Digital") and
[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]
a national banking association organized under the laws of the United States having its principal place of business at [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

WITNESSETH

WHEREAS, Digital and [xxx]have entered into the [xxxxxxxxxxxxxxxxxxxxxxxxx], dated April 20, 1994 (the "pilot Agreement"( pursuant to which Digital has provided, on a pilot basis, managed desktop computing/network utility services; and
WHEREAS, the parties desire to replace the Pilot Agreement with this Agreement for the purpose of expanding their relationship and entering into a longer term agreement for the services; NOW, therefore, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto hereby agree as follows:

1.   DEFINITIONS

    The following words shall have the following meanings when used in this
    Agreement:

- Additional On-Going Services - the Services which are over and above the Baseline Services, as described in Exhibit 1, and as selected by an End-User and/or Customer for the Additional On-Going Service Charge.

- Additional One-Time Services - the Services which are over and above the Baseline Services, as described in Exhibit 1, which are provided on a one-time basis as selected by an End-User and/or Customer for the Additional One-Time Service Charge. Such Additional One-Time Services may include Services and Product components.

- Amortized Charges - Charges for Equipment, Digital Provided Software and Services for which payment has been spread over time and as identified in the Schedule of Amortized Charges included in the Customer/Site Agreement.

-   Application Software - all Software which is not Operating System Software.

- Baseline Services - the minimum Services to be provided to End-Users and/or Customers under this Agreement, as described in Exhibit 1 and which are provided for the Baseline Service Charge as defined in Exhibit 2.

- Cabling - the cable specified in the Design Document for each Site and to be provided by Digital including installation at the Site during Phase 4.

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                                      20

- Cabling Termination Equipment - the items of cabling equipment specified in the Design Document for each Site and to be provided by Digital including installation at the Site during Phase 4.

- [xxxx] a U.S. bank holding company, which is the indirect parent of [xxxxxxxxxxxxxxxxxx].

- Contract Expiration Charges - those charges to be paid by [xxxxxxxxxxxxxxxxxxxxxxxxxxx] under certain circumstances of contract termination as described in Section 3 herein and as set forth in Exhibit 2.

- Contract Termination Charges - those charges to be paid by [xxxxxxxxxxxxxx] under certain circumstances of contract termination as described in
    Section 3 herein and as set forth in Exhibit 2.

- Customer - [xxxxxxxxxxxxxxxxxxxxxxxxxxx] and [xxxx] customers, which for the purposes of this Agreement, shall be limited to [xxxxxxxxxxxx] and directly or indirectly owned subsidiaries of [xxxxxxxxxxxxxxxxxxx] customers shall be [xxxxxxxx] subsidiaries in the United States, including [xxxxxxxxxxxxx] offices in the United States. [xxxxxxxx] customers shall be its branches and its subsidiaries outside the United States.

- Customer Assets - all items of computing and networking hardware including Operating System Software owned by Customer at the time of issuance of a PO for Customer's Site, and to be deployed in Digital's provision of the Services hereunder.

- Customer Provided Software - the Applications Software and Operating System Software owned by or licensed to Customer.

- Customer/Site Agreement - an agreement between the parties for delivery of the Deliverables and Services for a specific Customer or at a specific Site ("Customer/Site"). The Customer/Site Agreement shall include the PO, the Design Document, the Project Plan, the Service Level Agreement for the Customer/Site, the Schedule of Amortized Charges and Equipment, Software and any special terms and conditions agreed upon by the parties for performance of this Agreement at that Customer/Site, and shall be deemed to include the terms and conditions of this Agreement.

- Deliverables - Equipment, Digital Provided Software, Cabling, Cabling Termination Equipment and Document Deliverables to be provided by Digital under this Agreement and as described in Exhibit I and Design Documents developed for Sites in accordance with Exhibit 1.

- Digital Provided Software - the Application Software and Operating System Software that is owned by or licensed to Digital as defined in Appendix B and which will be provided by Digital to Customer for its use.

- Digital Provided Software Charge - shall be Digitat's charges for the Digital Provided Software as set forth in Exhibit 2 section entitled "Products".

- Design Document - the document developed by Digital during Phase 3 at each Site which describes the Deliverables to be provided at such Site.

- Document Deliverables - those documents developed by Digital during the term of this Agreement and identified in Appendix O.

- End-User - an individual authorized by Customer and registered with the Project Enterprise Help Desk, for whom, at a minimum, Baseline Services are provided.

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                                      21

- End-User Desktop Equipment - all items of computing and networking hardware registered with the Project Enterprise Help Desk to a specific End-User. The term "End-User Desktop Equipment" also includes the Operating System Software associated with that Equipment.

- End-User Desktop Equipment Charge - the charge for Equipment which is not Infrastructure Equipment and as set forth in Exhibit 2 in section entitled "Products".

- Equipment - all items of computing and networking hardware equipment, including Third Party Equipment, but which is not Cabling or Cabling Termination Equipment. Equipment includes Infrastructure Equipment and End-User Desktop Equipment.

- Equipment Option - shall be the options for payment of the Unpaid Amortized Charges for Equipment upon the termination or expiration of this Agreement or any Customer/Site Agreement hereunder, as described in Exhibit 2.

- Implementation Service Charges - the charges for Services rendered during Phases I through 4 and as set forth in Exhibit 2 in section entitled "One-Time Services/Charges".

- Implementation Services Option - shall be the termination options for payment of the Unpaid Amortized Implementation Services Charges upon the termination or expiration of this Agreement or any Customer/Site Agreement hereunder, as described in Exhibit 2.

- Infrastructure Equipment - all items of hardware, which is not Cabling, Cabling Termination Equipment or End Users Desktop Equipment and which is used by Digital in the delivery of the Services at a Site.

- Infrastructure Equipment Charge - the charge for Equipment which is not End-User Desktop Equipment and as set forth in Exhibit 2 section entitled "Products".

- Moves, Adds, Changes ("MACS") - A Move is defied as any physical relocation of Equipment for Software within a Site or between or among Sites. An Add is identified as any Equipment or Software asset added to the Project Enterprise asset management database. A Change is defined as any modification(s) to Equipment or Software assets.

- Monthly Payment Charge - the monthly payment to be made by Customer for the Deliverables and includes all Amortized Charges.

- Normal Business Hours - This period is defined as Monday through Friday, 8:00AM - 5:00PM local time, except during scheduled local Customer holidays and closings.

- One-Time Charges - any payments for Deliverables which Customer agrees to make on a one-time basis and which are not amortized over the term of the Agreement.

- Operating System Software - all Software which is necessary to the basic operation of the Equipment. Operating System Software includes all versions of, enhancements and upgrades to MS DOS, IBM DOS and MS Windows and such other system software as may be agreed upon by the parties from time to time.

- Phase I Services - Engagement: During this phase, subsequent to [xxx] delivery to Digital of a Qualified Purchase Order for each Customer/Site and based on the availability of required data/documentation, Digital will estimate the scope of the Assessment effort and prepare an initial draft Project Plan.

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                                      22

- Phase 2 Services - Assessment: During this phase, Digital will conduct Customer/Site surveys and inventories to gather date/documentation required to product Design Documents.

- Phase 3 Services - Design: During this phase, based on analysis of data/information collected during Phase 2, Digital will create the Design Document for implementation of Project Enterprise Services at the Customer/Site.

- Phase 4 Services - Transition: Digital will implement the design at the Customer/Site.

- Phase 5 Services-On-Going Support: Digital will provide On-Going Support Services at the Customer/Site.

- Products - Equipment, Cabling, Cabling Termination Equipment and Digital Provided Software.

- Project Enterprise - the name given to the implementation of the Services and delivery of the Deliverable under this Agreement.

- Project Enterprise Standards - shall mean the standards contained in Appendix B hereto.

- Project Plan - developed by Digital during Phase 3 Services at each Site and sets forth the timetable for implementation of Phase 4 Services and Phase 5 Services as described in Exhibit 1. The Project Plan may be amended, from time to time, by mutual agreement of the parties.

- Purchase Order or "PO " - a document authorizing Digital to undertake the Services for a Customer/Site. All POs will be governed by the terms and conditions stated herein and any other terms mutually agreed upon by the parties. No preprinted terms on any PO form shall apply.

- Services - all of the services provided by Digital in the implementation of Project Enterprise and as described in Exhibit 1.

- Service Level Agreements - Contained in Appendix A and in individual Customer/Site Agreements, these specify -- in measurable terms -- the level of Services to be supplied, and establish the means by which the quality of Services delivery can be ascertained.

- Site - the location at which the Services will be implemented as identified by a PO.

- Software - means Customer Provided Software, Digital Provided Software and or Third Party Software, as applicable.

- Software License Option - shall be the termination options for payment of the Unpaid Amortized software license fees upon the termination or expiration of this Agreement or any Customer/Site Agreement hereunder, as described in Exhibit 2.

- Standard Termination Charges - those charges to be paid by [xxxxxxxxxxxxxx] in certain events of termination or cancellation of this Agreement or any Customer/Site Agreement hereunder as described in Sections 2 and 3 herein and as set forth in Exhibit 2.

- Statement of Work - shall mean Exhibit 1 including all appendices thereto, which defines the Deliverables and Services which are to be provided by Digital during the term of this Agreement.

- SupportedSofiware - Software which will be supported by Digital under the terms of this Agreement as described in the Statement of Work. Such Software includes the Software products identified in Appendix B.1

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                                          23
    as well as all software products for which Digital offers support as a standard service offering. A current list of Digital's supported software is included as Appendix G. Appendix G shall be modified from time to time as Digital modifies its standard service offering. Supported Software shall also include such other Software as may be included in a Customer/Site Agreement.

- Term of Use - the continuous time period for which a Customer on behalf of its End Users, agrees to amortize the charges for certain Equipment, Software and Services.

- Termination Payment Options - shall be the sum of the Equipment Option, the Software License Option and Implementation Services Option as described in Exhibit 2.

- Third Party Equipment - any Equipment, Cabling and Cabling Termination Equipment manufactured by a party other than Digital.

- Third Party Software - Customer Provided Software or Digital Provided Software licensed by a third party.

- Unpaid Amortized Charges - the Amortized Charges remaining unpaid at the time of termination, cancellation or expiration of this Agreement or any Customer/Site Agreement hereunder and to be paid in accordance with the options described in Exhibit 2.

- Unsupported Software - Software which is used by Customer on the Equipment, and which is not Supported Software. Digital's responsibilities with respect to Unsupported Software are described in the Statement of Work.

    3.   TERM AND TERMINATION

         a) The term of this Agreement shall commence on the Effective Date set forth above and shall continue for a period of three (3) year ("Base Term") (unless sooner terminated pursuant to the termination provisions herein) but shall be in effect for however long any Customer/Site Agreements entered into hereunder continue to be in effect. During the Base Tenn, the parties shall enter into Customer/Site Agreements for each Customer/Site at which the Deliverables and Services are to be provided. The term of each Customer/Site Agreement shall continue for a period of three (3) years from initiation of delivery of Phase 5 Services at that Customer/Site unless sooner terminated pursuant to the termination provisions herein. Neither party may terminate this Agreement in its entirety for convenience before one (1) year from the Effective Date.

    4.   TITLE TO DELIVERABLES/RISK OF LOSS

         a) Customer shall remain the owner of all right, title and interest in Customer Assets, Cabling and Cabling Termination Equipment and licenses to Customer Provided Software and Unsupported Software.

         b) Digital shall remain the owner of all right, title and interest in Equipment and licenses to certain Digital Provided Software, as described in Appendix B.1, unless title is otherwise assigned by Digital as provided in Section 7 herein or unless Customer, upon cancellation/termination, elects the Equipment Option V. A.(B) as described in Exhibit 2.

         c) Title to all Document Deliverables shall vest in Customer upon receipt of payment from [xxxxxxxxxxxxxx] subject to the terms of Sections 14 and 15 herein.

         d) [xxxxxxxxxxxxxx] shall assume and bear the entire risk of loss, theft, damage to or destruction of the Equipment during the term of this Agreement that is not caused by negligent or willful

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                                          24
    misconduct of Digital or its employees, agents or subcontractors. Such risk of loss shall transfer to Customer upon inside delivery at Customer's Site. Customer will (i) keep the Equipment and Software free and clear from any claims, liens, encumbrances and legal processes: (ii) use the Equipment and Software in a good and careful manner, in compliance with all applicable law, in accordance with manufacturer's instructions and restrictions: and (iii) not make any alterations or modifications to or change the location of the Equipment or Software without Digital's prior written consent.

         e) No event of loss shall relieve [xxxxxxxxxxxxxx] from its obligation to make payments of the Amortized Charges, including the Monthly Equipment Charges, the Monthly Digital Provided Software Charge and the Monthly Implementation Services Charges except if the use of the Equipment is terminated pursuant to Subsection (iii) below.

              In the event of loss or damage to any Equipment, not caused by the negligent or willful misconduct of Digital or its employees, agents or subcontractors, [xxxxxxxxxxxxxx] shall immediately give notice thereof to Digital or its Assignee and [xxxxxxxxxxxxxx], shall, at their option:

              (i) place such Equipment in good repair, condition and working order,or

              (ii) replace such Equipment with identical Equipment in good repair, condition and working order, with clear title thereto in Digital or its Assignee, or

              (iii) pay to Digital or its Assignee in cash within thirty (30) days after demand therefor an amount equal to the total Unpaid Amortized Equipment Charges remaining and to become due hereunder plus the amount of all Unpaid Amortized Equipment Charges remaining and to become due hereunder with respect to the affected Equipment, discounted to present value at the prime rate in effect at [xxxxxxx] at the commencement of the Schedule of Amortized Charges set forth in the Customer/Site Agreement, plus the then fair market value of the Equipment. Fair market value shall be determined by mutual agreement of the parties, or absent such mutual agreement, within thirty (30) days of the initial consultation by an independent appraiser selected by Digital or its Assignee, at [xxxxxxxxxxxxxxxxxxxxxxxx] expense.

              (iv) In the event of a total loss of all Equipment at a Customer/Site, [xxxxxxxxxxxxxx] shall pay to Digital or its Assignee in cash, within thirty (30) days after demand therefor, an amount equal to the total Unpaid Amortized Charges remaining and to become due hereunder with respect to such Customer/Site discounted to present value (as provided above) plus the then fair market value of the Equipment (determined as set forth above).

              In addition to the amounts set forth in (iii) above, where such loss or damage is not caused by the negligent or willful misconduct of Digital or its employees, agents or subcontractors. [xxxxxxxxxxxxxxx] shall pay the amount equal to any increased tax liability to Digital or its Assignee, including interest and penalties, arising from the loss to Digital or its assignee of any Federal tax benefits under the Internal Revenue Code of 1986, as may be amended, with respect to Customer's use of the affected Equipment.

              Upon payment by [xxxxxxxxxxxxxx] as aforesaid, Digital or its Assignee shall transfer to Customer, WITHOUT RECOURSE OR WARRANTY, EXPRESS OR IMPLIED (except for usual warranties of title), all of Digital's or its Assignee's right, title and interest, if any, in such Equipment on an "AS IS, WHERE IS" basis. The proceeds of any insurance payable with respect to any loss or damage to the Equipment shall be applied at the option of [xxxxxxxxxxxxxx] either towards Customer's replacement, restoration or repair of the Equipment or payment of any of [xxxxxxxxxxxxxxxx] other obligations under this Agreement.

              Where loss or damage is caused by the negligent or willful misconduct of Digital or its employees, agents or subcontractors Digital shall immediately perform its obligations under Section 7 and 21 of this Agreement.

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                                          25

    6.  INVOICING AND PAYMENT

         a) Digital will invoice [xxxxxxxxxxxxxx] prospectively on the first day of the month, for the Service Charges and Equipment Charges to be rendered in that month. The invoices for Implementation Services Charges (charges associated with Phases 1 through 4) will be rendered on the first date of the first month following acceptance of the Deliverables associated with that Phase. The first invoice for Phase 5 Deliverables at a Site will reflect the projected Service and Equipment Charges for the first month of Service and will be prorated to capture charges, if any, for Phase 5 Deliverables provided for any portion of the previous month. All subsequent invoices will be adjusted to reflect the Service activity rendered in the previous month as well as any Service Credits and any amounts in dispute resolved in [xxxxxxxxxxxxxxxx] favor.

         b) Upon assignment in accordance with Section 7 below, Digital will render consolidated invoices for each Customer/Site delineating payments to be made to Digital and payments to be made to Digital's Assignee.

         c) Payment of all invoices will be due to Digital and to Digital's Assignee within fifteen (15) days from the date of receipt of the invoice.

         d) All invoices and payments will be made in the local currency of the country in which the Deliverables and Services are provided and will reflect the country uplifts and currency adjustments in accordance with Sections 5(g) and (h) above.

         e) Digital's invoice will be sent to [xxxxxxxxxxxxxx] at the invoice address as identified on [xxxx] Purchase Order and will reference the Purchase Order number.

    10.  DELIVERY

         The parties agree to use their best efforts to insure that the Deliverables and Services are provided within the time frames set forth in the Statement of Work and the Project Plans which will be developed for each Site during the delivery of the Phase 3 Services. Each party further agrees to use its best efforts to insure that End-Users are implemented and receiving Phase 5 Services in accordance with the Schedule set forth in
Section 2(b) above. Digital agrees to maintain a project management schedule which sets forth in detail the milestones associated with meeting the delivery dates therein for each Site. Each party acknowledges that it has an obligation to meet milestones for which it has responsibility and that failure to meet milestones may affect the Project Plan schedule and [xxxxxxxxxxxxxxx] will use its best efforts to insure that other Customers perform all obligations undertaken by [xxxxxxxxxxxxxxx] under this Agreement and any Customer/Site Agreement.

    11.  ACCEPTANCE

         Phases 1 through 4 Services are subject to acceptance procedures as set forth in Exhibit 1 - Statement of Work.

    12.  WARRANTY

         a) Digital shall provide Services in a professional manner using qualified individuals and in accordance with generally recognized commercials practices and standards.

          b) Cabling and Cabling Termination Equipment is warranted to be free from defects in workmanship and material for a period of one (1) year from the date of installation.

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                                          26

          c) In the event that title to any Equipment passes to Customer, in accordance with Section 4 above, the warranty period shall be the same period as that which is normally provided by the manufacturer of such Equipment in the country of installation and shall be deemed to have commenced on the date of installation.

         d) Digital Provided Software shall be warranted as to functionality and infringement to the extent the manufacturer including Digital offers such warranties. Digital warrants that any Digital Provided Third Party Software will operate on Digital manufactured Equipment. Digital shall replace promptly any copy of Digital Provided Software which in nonfunctioning due to defective media.

         e) If Digital receives notice of defects in material and workmanship during the warranty period, Digital shall repair or replace the defective Products. Such warranty shall be deemed to have commenced on the date of installation.

         f) Digital further agrees to provide any additional warranties regarding Products which are available from the manufacturer or distributor which Digital can pass through to Customer. Documentation of such warranties will be provided to Customer upon Customer's request.

         g)   THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND NO OTHER
    WARRANTY, WHETHER WRITTEN OR ORAL, AS EXPRESSED OR IMPLIED.   DIGITAL
    SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

    13.  SOFTWARE

         a) Digital and Customer shall be respective licensees of record for Software as indicated in Appendix B.1. Any software not listed on Appendix B.1, if provided by Digital under this agreement, shall be licensed to Customer in accordance with the applicable license terms and conditions. All Digital Provided Third Party Software shall be licensed in accordance with the third party's software license terms and conditions.

          b) Each party shall be responsible for insuring the Third Party Software vendors' permission to allow use of its licensed Software by the other party consistent with each party's obligations under this Agreement. Each party shall appoint the other as its agent for the purpose of permitting the use of Third Party Software in order to perform the obligations hereunder.

         c) Each party shall indemnify, defend and hold harmless the other party against any claims, suits, actions, demands, judgments or damages and expenses (including reasonable attorneys' fees) resulting from the indemnifying party's misappropriation, copying or other use (including any unauthorized use resulting from the other party's failure to obtain authorization for the other party's use of the Third Party Software as provided in Section 13(b) above) of the indemnified party's licensed software which use is in violation of the license terms and conditions permitting its use.

14. CONFIDENTIAL INFORMATION

         a) For the purpose of this Section 14 and Section 15, (1) "Recipient" refers to the party receiving Confidential Information hereunder, and (ii) "Discloser" refers to the party disclosing Confidential Information hereunder.

         b) Confidential Information of Customer shall mean all information in any form belonging to Customer which relates to the business operations of Customer and which is maintained in confidence by Customer. Confidential Information of Customer includes, but is not limited to marketing plans; customer information; financial services products; information regarding information technology products and services; its business practices including processes and procedures used in running its business operations, information regarding its network configurations, schematics, designs and security controls, as well as all information relating to the development of new systems and products; personal information which may include, but shall not necessarily be limited to, social security numbers, mothers' maiden names, addresses, phone numbers and other information of a personal nature.

         c) Confidential Information of Digital shall mean all information in any form belonging to Digital which relates to the business operations of Digital and which is maintained in confidence by Digital. Confidential Information of Digital includes, but is not limited to Digital's marketing plans; customer information; financial services products; information regarding information technology products and services; its business practices including processes and procedures used in running its business operations, information regarding its network configurations, schematics, designs and security controls, as well as all information relating to the development of new systems and products. Digital's pricing for the Deliverables and Services and all background materials relating thereto shall remain the Confidential Information of Digital.

         d) Confidential Information of either party does not include information:

              (i) generally known on a non-confidential basis (through no fault of Recipient) to companies in Discloser's business;

              (ii) lawfully obtained by Recipient without restriction on disclosure;

              (iii) known to Recipient prior to receipt from Discloser without a duty of confidentiality on the third party; or

              (iv) disclosed by Recipient with Discloser's prior written approval.

         e) Recipient shall use the same care and discretion to avoid disclosure, publication, dissemination or unauthorized use of Confidential Information as it uses with its own Confidential Information of a similar nature or importance that it does not wish to disclose, publish or disseminate, but in no event shall such standard of care be less than what is reasonable under the circumstances. Recipient will:

              (i) limit access to the confidential Information to its officers, directors, employees and subcontractors who are performing or supervising the work hereunder and who have a need to know such Confidential Information for the performance of Services,

              (ii) use Confidential Information only in connection with the delivery or receipt of Deliverables or Services;

              (iii) ensure that all persons who may have access to Confidential Information are advised of the obligations agreed to hereunder and agree to be bound by such obligations;

              (iv) promptly notify Discloser of any unauthorized disclosure or use; and

              (v) only copy Confidential Information to the extent reasonably necessary in connection with the Services and reproduce all confidential and other proprietary rights notices appearing on originals on all such copies.

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

         f) Upon termination of this Agreement or upon Discloser's request, Recipient agrees to surrender and deliver to Discloser all Confidential Information and all copies of the Confidential Information. Recipient will execute all documents and at Discloser's expense take all other actions reasonably requested by Discloser, to assist Discloser in perfecting and enforcing its rights in its Confidential Information.

         g) Discloser understands that Recipient is in the business of developing and acquiring technology for Recipient's own products and services and that existing or planned technology independently developed or acquired by Recipient may contain ideas and concepts similar to those contained in Confidential Information of Discloser. As Discloser hereunder, each of Digital and Customer agree that this Agreement shall not prevent Recipient from developing or acquiring technology similar to Discloser's, or from providing services similar to services provided by Discloser, without obligation to Discloser provided Recipient does not use Discloser's Confidential Information to develop such technology or provide such services.

         h) The obligation to protect Confidential Information shall terminate at the later of three (3) years from expiration or termination of this Agreement or the applicable Customer/Site Agreement to which such Confidential Information relates.

15. OWNERSHIP/USE OF DELIVERABLES AND MATERIALS

    a) All Document Deliverables as described in Appendix 0 hereto (as may be amended from time to time upon mutual written agreement of the parties) shall be the sole and exclusive property of Customer. Customer shall own all right, title, and interest to and in such Document Deliverable subject to Digital's right to use all ideas, concepts, methodologies, techniques and other know-how used therein that are not Customer Confidential Information (as defined in Section 14 of this Agreement).

    b) Digital shall remain the exclusive owner of all rights in all previously existing or independently developed information, including but not limited to the documents and materials identified as "Digital Property" in Appendix O. Nothing herein shall be construed as transferring any rights of ownership or use in Digital Property to Customer hereunder.

    c) All information, including but not limited to processes, reports, studies, flow charts, diagrams and other tangible or intangible information, including any of the underlying ideas, concepts, techniques and know-how related to such information, which are not specifically contained within the Document Deliverables and which is not Digital Property covered by Section
(b) above, and which are developed in performance under this Agreement, including, but not limited to the Statement of Work and the Service Level Agreements (hereinafter collectively referred to as the "Materials") shall be jointly owned by [xxxxxxxxxxxx] and Digital without restriction on the parties' rights to use except as follows:

         In the event Customer wishes to procure Project Enterprise-like Services from a third party vendor for Customer's own internal use, and in doing so wishes to disclose such Materials to such third party vendor(s), such disclosure shall be subject to the following restrictions:

         (i) Customer shall not disclose the Materials to any third party in a manner that directly or indirectly attributes the Materials to Digital;

         (ii) Customer's disclosure of the Materials to such third party vendor(s) shall be made solely for the purpose of soliciting the services and products for Customer's own internal use and for entering into agreements and statements of work for delivery of services and products.

      [Confidential Treatment requested for redacted portions of document]

         (iii) Customer shall identify the Materials as proprietary and confidential subject to confidentiality restrictions and shall limit the third party vendor(s)' use of such Materials to respond to RFPs or vendor solicitations and in delivery and performance of services such as are contemplated under this Agreement. Customer shall provide reasonable cooperation (which shall not be deemed to require expending or incurring any direct expense) in assisting Digital to enforce its and Customer's rights against any third party vendor's violation of this confidentiality commitment.

         Nothing herein shall be construed to restrict Customer, as joint owner of the Material, from disclosing the Materials to other third parties which are not competitors of Digital and/or from entering into agreements with Customer's own customers for the provision of Project Enterprise-like Services by Customer and/or from subcontracting the same in connection with Customer's provision of the Services.

    d) Digital understands that Customer has the right to issue RFPs to other service providers for Project Enterprise-like services. Such RFPs may result in an award to vendor(s) other than Digital. Digital understands that Customer, in its sole discretion, may include any or all of the Document Deliverables and any or all of the Materials in such RFP or other vendor solicitation subject to Section 15(c) above. Nothing herein shall be construed as limiting or restricting, in any way, Customer's right to use and include in such RFP any and all information which Customer learns or acquires in working with Digital provided Customer does not copy, use or disclose Digital's Confidential Information (as defined in Sections 14 and 15(b) and
(c) of this Agreement).

    e) The term "Invention" shall mean any idea, concept, know-how or technique that either party first reduces to practice while in performance of this Agreement and for which a patent application is filed. Inventions will be treated as follows:

         (i) If made solely by personnel of one of the parties, it shall be the property of such party ("Inventing Party"). The Inventing Party hereby grants to the other party ("Licensed Party") a nonexclusive, irrevocable, worldwide and paid-up license under such Invention, patent application and all patents issued thereon for use by the Licensed Party, or its subcontractors, in the internal business operations of the Licensed Party or any of its parents or its parents directly or indirectly owned subsidiaries.

         (ii) If made jointly by Customer and Digital personnel, it shall be jointly owned and each party shall have an undivided interest in such Invention, patent application and all patents issued thereon, without obligation to account to the other party for any use thereof.

         All licenses granted to either party under this provision include the right to make, have made, use, have used, lease, sell and/or otherwise transfer any apparatus, and/or practice and have practiced any method and shall include the right to grant, directly or indirectly, revocable or irrevocable sublicenses to entities controlling, controlled by, or under common control with such party.

         Nothing contained in this provision shall be deemed to grant any license under any patent applications arising out of any other inventions of either party.

    f) This Agreement does not currently contemplate the development of any software products by Digital specifically for Customer and therefore "Materials" and "Inventions" does not include software. Any such development would require a separate written agreement between the parties, during which process the parties will address, among other things, the issue of ownership of such software.

16. INTELLECTUAL PROPERTY INDEMNIFICATION

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

    a) The parties hereby warrant to each other that any information, materials, Equipment, designs, specifications or instructions (collectively "Information") or the use thereof, provided to the other party by the party and/or its affiliates does not infringe any patent, utility model, industrial design, copyright, trade secret or trademark in any country where Digital provides Deliverables and Services. Digital further warrants to Customer that any Deliverable or Service or the use thereof provided to Customer does not infringe any intellectual property right of any third party; including without limitation any patent, utility model, industrial design, copyright, trade secret or trademark in any country where Digital provides Deliverables and Services.

     b) Customer warrants that it has the right (through a license or otherwise) to allow Digital to use Customer Provided Software on Customer's behalf an/or to permit Digital to perform the Services hereunder. Digital warrants that it has the right (through license or otherwise) to distribute to Customer and Customer's affiliates and subsidiaries licenses for Digital Provided Software.

    c) The Indemnitor will defend or settle any claim against the Indemnitee and/or its affiliated companies that the Information or the Deliverables or Services or the use thereof infringe a third party's intellectual property right, including without limitation a patent, utility model, industrial design, copyright, trade secret or trademark in any country in which Digital provides Deliverables and Service, except that Digital will have no responsibility hereunder for claims for infringement based upon:

         (i) Customer provided Equipment which may be incorporated into the Deliverables or Services, or

         (ii) any Deliverable or Service provided by Digital where the claimed infringement results from adherence to any Information including specifications and standards supplied by Customer, or

         (iii) any Third Party Software which is provided as Deliverable hereunder; and Customer shall have no responsibility for claims for infringement based upon Customer Provided Software, provided that
    Indemnitee:

              1)   promptly notifies Indemnitor in writing of the claim; and

              2) cooperates with Indemnitor in, and grants Indemnitor sole authority to control the defense and any related settlement.

    d) The Indemnitor will pay the cost of such defense and settlement and any costs, attorney's fees and damages awarded by a court of competent jurisdiction against the Indemnitee.

    e) If a claim is made that any Deliverable or Service provided by Digital hereunder is infringing, Digital may, at its option,

         (i) procure the right (at Digital's sole expense) for Customer or its affiliate or subsidiary to continue using the Deliverable or Service;

         (ii)  modify the Deliverable or Service; or

         (iii) replace the same.

    If the use of the Deliverable or Service is enjoined by a court and Digital determines that one of these alternatives is not reasonably available, Digital will take back the Deliverable and refund its depreciated value as defined by the original invoice based on three year straight line depreciation; provided, however, that if use of a Service is

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

enjoined, Digital will modify the Service and provide substitute Services acceptable to Customer that do not infringe, or refund Customer for payments made for Services which are subject to any injunction.

    f) If a claim is made that any Deliverable or Service provided by Digital hereunder is infringing as a result of the use of, or adherence to, any Information provided by Customer, Customer may, at its option,

         (i) procure that right (at Customer's sole expense) for Digital to continue providing the Deliverable or Service,

         (ii) request Digital to modify the Deliverable or Service, or

         (iii) request Digital to replace the same.

         In the event of (ii) or (iii), Digital's modification or replacement shall be treated as a Change Request in accordance with Section 22 - CHANGE MANAGEMENT PROCESS.

    g) These terms state the entire liability of either party for claims of infringement by the Information supplied by either party and of Digital for Deliverables or Services supplied by Digital. EACH PARTY DISCLAIMS ALL OTHER LIABILITY FOR VIOLATION, MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND FURTHER DISCLAIMS ANY LIABILITY TO THE OTHER PARTY FOR INCIDENTAL AND CONSEQUENTIAL DAMAGES.

17. EXPORT REGULATIONS

    a) Each party agrees that it will comply with all applicable export/import laws and regulations in performing its obligations under this agreement.

    b) Neither party shall export or re-export Equipment, Software or technical data provided by the other party in violation of the applicable export regulations.

    c) Either party may suspend Services under this Agreement if the other party deals with the Equipment, Software or technical data in violation of the applicable export regulations.

    d) Unless prior written authorization is obtained from [xxxx] and the United States Department of Commerce or other relevant agency of the U.S. Government, Digital will not export or re-export, directly or indirectly, any software or technology received from [xxxx] or its parent or any of its affiliates, or allow the direct product thereof to be exported or re-exported, directly or indirectly, to:

         (i)  any country in Country Group s or Z of the Export
    Administration Regulations of the Department of Commerce (currently Libya, Cuba and North Korea); or

         (ii) any non-civil (i.e. military) end-users of for any non-civil end-uses in any country in Country Group Q, W, or Y of the Export Administration Regulations of the Department of Commerce (currently Albania, Bulgaria, Cambodia, Estonia, Laos, Latvia, Lithuania, Mongolian People's Republic, Romania, the geographic area formerly known as the Union of Soviet Socialist Republics, and Vietnam) or the People's Republic of China; or

         (iii) any country subject to sanctions administered by the office of Foreign Assets Control (currently Cuba, Iran, Iraq, Libya, North Korea, and Yugoslavia [Serbia and Montenegro only]; or

      [Confidential Treatment requested for redacted portions of document]

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

         (iv) Syria.

         Digital agrees to indemnify and hold harmless [xxxx] and its parent and affiliates from any costs, penalties or other losses caused by, or related to, any violation of this provision.

18. MULTINATIONAL APPLICABILITY

    a) The terms and conditions of this Agreement shall govern to the extent permitted by local country law. In the event said terms and conditions are not permitted, this Agreement shall be deemed amended to comply with local law and to have consequences which are substantially the same a what was intended by the parties had the terms and conditions been permitted.

    b) Additional terms and conditions dealing with specific country requirements, currency, working hours and other variations will be incorporated into this Agreement as required.

19. INSURANCE

    a) Digital shall obtain and maintain in force, at its own expense, during the term of the Agreement, insurance coverage against claims, regardless of when asserted, that may arise out of, or result from, Digital's operations, the operations of its subcontractors and of any other entity directly engaged by Digital in connection with its provision of the Deliverables or Services. All such insurance carried by Digital and their subcontractors and agents shall be placed with insurers rated "A" or better by Bests Rating Service. Evidence of such coverage and limitations are set forth in Exhibit 3, Certificate of Insurance.

         This insurance shall include the following coverage with limits no less than those set forth below with insurers and under forms of policies satisfactory to Customer whose acceptance of such insurers and forms shall not be unreasonably withheld:

- General Liability: Combined Single Limit (CSL) providing coverage against liability for bodily injury, death, and property damages in the minimum amount of five million ($5000,000) dollars. Such liability coverage shall include contractual liability coverage.

- Workers Compensation and Employer's Liability: Workers Compensation coverage must be at the maximum statutory amount and Employer's Liability coverage must be in the minimum amount of one million ($1,000,000) dollars.

- Fidelity Coverage: Fidelity coverage for losses incurred as a result of dishonesty on the part of Digital's employees, agents or subcontractors in the amount of ten million ($10,000,000) dollars.

    b) Digital will be required to submit a certificate of insurance to Customer within ten (10) days of contract execution. Said certificate shall further provide that no less than thirty (30) days advance notice will be given in writing to Customer prior to cancellation, termination, or alteration of the policies of insurance.

    c) Risk of loss or damage to the Equipment will pass to Customer upon inside delivery at the Site in accordance with Section 4 above. Customer will be required to submit a Certificate of Insurance to Digital, in the form attached as Exhibit 4, within ten (10) days of contract execution evidencing adequate coverage for the full replacement value of the Equipment. The Certificate of Insurance shall further provide that no less than thirty (30) days advance notice will be given in writing to Customer prior to cancellation, termination or alteration of the policies of insurance.

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

20. FORCE MAJEURE

    Neither party will be liable or deemed to be in default for any delay or failure in performance arising out of conditions beyond its reasonable control and without its fault or negligence. Such causes may include, but are not limited to, acts of God, acts of the public enemy, fires, floods, accidents, strikes, embargoes and Digital's suppliers inability to deliver due to a force majeure event. If any such condition occurs, the party claiming force majeure excuse will promptly give notice to the other. Performance by both parties will be suspended for the duration of the condition and will resume once the condition ceases to exist. Notwithstanding the foregoing, nothing herein shall relieve [xxxxxxxxxxxxxxxxxx] from continuing to make their respective monthly payments of Amortized Charges.

21. INDEMNIFICATION/LIMITATION OF REMEDIES AND LIABILITIES

    a) Digital agrees to defend, indemnify, and hold Customer harmless from and against third party claims for tangible property damage, personal injury or death to the extent attributable to Digital's or its agents', employees' or subcontractor'' negligence or willful misconduct in connection with the Deliverables or Services provided hereunder, provided however, that Digital will assume any liability for damages which are covered under Digital's worker's compensation insurance policy, and furthermore that Digital's liability hereunder for tangible property damage caused by Digital (other than Digital's gross negligence and willful misconduct) shall not exceed $5,000,000 in the aggregate.

    b) Digital agrees to defend, indemnify, and hold Customer harmless from and against third party claims for losses incurred by Customer and its affiliates as a result of dishonesty attributable to Digital or its agents, employees or subcontractors performance in connection with the Deliverables and Services provided hereunder- Digital's liability hereunder shall not exceed $10,000,000 in the aggregate.

    c) THE REMEDIES PROVIDED IN ARTICLES 12, 13, 16, 17, 21 AND 25 ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES. DIGITAL'S LIABILITY FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO DIGITAL'S FAILURE TO PERFORM ITS WARRANTY OR SERVICE RESPONSIBILITIES SHALL BE LIMITED TO DIRECT DAMAGES IN THE AMOUNT OF $5,000,000. THE FOREGOING LIMITATION SHALL NOT APPLY TO DAMAGES RESULTING FROM DIGITAL'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR FROM DIGITAL'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR INFRINGEMENT OF THIRD PARTIES' INTELLECTUAL PROPERTY RIGHTS OR DAMAGES FOR PERSONAL INJURY INCLUDING DEATH. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. DIGITAL SHALL NOT BE LIABLE FOR LOST PROFITS, LOSS OF DATA, LOSS OF SOFTWARE PROGRAMS, LOSS OF USE OF DATA, OR LOSS OF USE OF SOFTWARE PROGRAMS. THE AFORESAID LIMITATIONS APPLY REGARDLESS OF THE LEGAL THEORY UPON WHICH DAMAGES ARE BASED.

22. CHANGE MANAGEMENT PROCESS

    A change management process is defined in the Statement of Work, Appendix
C. The change management process is comprised of four component processes to provide a method for effecting changes in scope of the Services and Deliverables. These processes are the:

    -    Change Request Process

    -    Work Order Process

    -    Move/Add/Change (MAC) Process

      [Confidential Treatment requested for redacted portions of document]

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

    -    Interim MAC Process

23. MISCELLANEOUS

    a) Except as provided in Sections 7 and 8 above, neither party may assign any rights or obligations under this Agreement without the prior consent of the other which consent shall not be unreasonably withheld.

    b) Any disputes arising in connection with this Agreement will be governed by and construed in accordance with the laws of the [xxxxxxxxxxxxxxx xx].

    c) All components and installation services provided by Digital will conform to the National Electric Code and/or the applicable codes in the location where the installation is performed.

    d) Whenever Customer has actual knowledge of asbestos and/or any other hazardous materials in the workplace where Digital is to perform work. Customer will notify Digital of the known hazardous material. Customer shall be responsible for all costs associated with any necessary precautions while working in a hazardous environment and/or necessary removal of hazardous material, as appropriate.

    e) In the event that Customer finds a representative of Digital performing services hereunder to be conducting himself/herself in an unprofessional manner or if Customer finds the representative inadequately performing Services, Customer may request Digital in writing to remove the representative providing written explanation of the conduct motivating the request, and upon mutual agreement with Digital's project manager, said person will be removed from the project. Additionally, in the event of willful misconduct on the part of Digital's representative Customer shall have the right to immediately remove the representative from the job site provided Customer immediately thereafter provides written explanation for the removal.

    f)   The provisions of Articles 1, 4, 12, 13, 14, 15, 16, 17, 19, 21, 23
         (b) and (k), and 26 and Exhibit 2.3 Sections V.D and E shall survive the termination of this Agreement.

    g) Any provision of this Agreement which is held to be invalid will be deleted, but the remainder of the Agreement will not be affected.

    h)   Digital will ship according to Digital standard commercial practice.

    i) Digital agrees that it will comply with all of the Sites' standard physical security and work policies, procedures and practices in place at the Sites where Digital is performing work, provided that Digital has been advised thereof. Additionally, for any employee of Digital or Digital's subcontractors hereunder who:

         (i) is working at Customer premises for a period of more than fourteen (14) consecutive business days; or

         (ii) has direct or remote access to and knowledge of Customer's passwords, IP addresses or network architecture; or

         (iii) has access to such other sensitive Customer information as may be designated by [xxxxxxxxxxxxxxx] from time-to-time during the term of this Agreement:

      [Confidential Treatment requested for redacted portions of document]

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

         such employees or subcontractors shall, prior to beginning his/her assignment to the delivery of [xxxxxxxxxxxxxxxxxxxxxxxxx] (or at such time during the assignment that any of the foregoing conditions are satisfied), be required to undergo fingerprinting in accordance with Customer's standard policies unless otherwise prohibited by law. In such event, Digital will use all reasonable efforts to:

         a) utilize employees in such assignments who are willing to consent to such fingerprinting, or, in the event of unavailability of any such employees,

         b) obtain the consent of employees to be utilized in such positions for [xxxxxxxxxxxxxx] to conduct criminal background checks that are reasonable under the circumstances. The foregoing requirement shall not apply to Digital employees or subcontractors solely engaged in the provision of installation services of Cabling and Cabling Termination Equipment.

    j) Digital agrees that it will comply with Customer's information security procedures as amended and as defined in Appendix B.3. Customer acknowledges that security breaches cannot be totally prevented and therefore Digital shall not be liable for breaches of security except where such breaches are due to the negligence of willful misconduct of Digital. In no event shall Digital be relieved from designing and implementing Customer/Site networks in conformance with Customer's security requirements standards, as set forth in Appendix B.3, unless authorized to deviate from such standards in writing by Customer.

    k) Digital will remain fully responsible for any obligations and the performance of Digital subcontractors and suppliers. Unless otherwise mutually agreed upon in writing, Digital will be responsible for payments due subcontractors and suppliers. Digital will be responsible to ensure that all work effort performed by its suppliers, affiliates, subcontractors and/or agents is performed in substantial compliance with all the terms and conditions of this Agreement. In the event it becomes necessary for Digital to utilize subcontractors or suppliers other than those approved by Customer in the Design documentation, Digital will notify Customer of the need to utilize an alternative subcontractor or supplier and identify such subcontractor or supplier. Customer shall have the right to approve such subcontractor or supplier, which approval shall not be unreasonably withheld. Customer will use best efforts to approve such subcontractor or supplier within five business days of notification by Digital.

    l) At all times Digital shall perform all Services and provide Deliverables hereunder as an independent contractor, and nothing contained herein shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent of master and servant, or employer and employee between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power or authority whether expressed or implied, to create any such duty or obligation on behalf of the other party.

    m) All public statements, media releases, public announcements, public disclosures, or use of the other party as a reference, by either party or its employees or agents relating to this Agreement or its subject matter, including without limitation promotional or marketing materials and internal corporate newspapers or similar publications but not including internal memoranda or internal electronic messages or any disclosure required be legal, accounting, or regulatory requirements beyond the reasonable control of either party, shall be subject to the written approval of the other party, which approval shall not be unreasonably withheld or delayed.

    n) Subject to paragraph o) below, neither party shall directly or indirectly solicit for employment or hire any employees of the other party involved in the performance of this Agreement during the term of this Agreement and for one (1) year after termination of this Agreement or any Customer/Site Agreement.

      [Confidential Treatment requested for redacted portions of document]

    o) Digital agrees that, if it needs to hire employees to implement the Services, it will notify Customer as far in advance as reasonably practicable of fulfilling such need and, with Customer's prior consent, will consider and interview any Customer employees for such positions to the extent such employees possess the appropriate skills and qualifications. In the event a Customer employee applies for Digital's position, and possesses skills and qualifications at least equal to or better than any other applicant (other than a Digital employee applicant) Digital agrees to give preference to the Customer employee applicant in its decision to hire. In the event any such employee is hired by Digital, Digital agrees to apply Digital's then current policies and practices regarding eligibility for benefits. Under Digital's current policies, employees are immediately eligible for all medical, dental, disability and life insurance benefits and participation in employee savings plans (including employee supplemental retirement savings plans) upon enrollment. Digital further agrees to recognize the employee's length of service with Customer for the purpose of establishing vacation accrual. Digital agrees to advise Customer of the salary accepted by any such employee provided such employee consents to such disclosure. Customer hereby agrees to maintain such information in confidence.

         Digital commits that, if it hires any Customer employee pursuant to the terms of this Agreement, Digital's Program Management team for [xxxxxxxxxxxxxxxx] will pursue with Digital's senior management whether Digital will agree to recognize such employees' past service with Customer for the purposes of eligibility and vesting, if applicable, under Digital's retirement plan.

    p) Digital agrees to provide reasonable cooperation, as may be required, in working with other vendors for the implementation and integration of [xxxxxxxxxxxxxxxx] and [xxxxxxxxxxxxxxxx] services as provided by other vendors. In the event, this Agreement is terminated for any reason, including breach by Digital, Digital agrees to use its best efforts to work with the Customer and Customer's subcontractors for the on-going implementation of [xxxxxxxxxxxxxxxx] services. Such cooperation may include, but shall not be limited to temporary on-site technical support, network designs and addresses, asset lists, assignment or sublicense of licenses and such other support as may be required to effectively transition the services from Digital to the Customer and its subcontractors.

    q) The parties have agreed to an Issue Resolution Process as set forth in Appendix C.6. The parties agree to follow this process as a first step toward resolution of all disputes arising under this Agreement and any Customer/Site Agreement hereunder. Nothing herein shall be construed to relieve [xxxxxxxxxxxxxxx] from making payments of Amortized Charges to Digital's Assignee during the Issue Resolution Process.

    r) In the event that Customer sells or otherwise transfers its beneficial ownership interest in a major business unit or line of business ("Unit") the following is available to Customer: where [xxxxxxxxxxxxxxxxxxxxxxxxx]designates such Unit as eligible to continue to receive the benefits of this Agreement, Digital will extend the pricing and other terms and conditions specified herein to Unit for the duration of the service term of the applicable Customer/Site Agreement(s) provided (i) Unit will remain subject to the terms and conditions, including the non-disclosure obligations, stated herein as if such entity were still owned by Customer, and
         (ii) [xxxxxxxxxxxxxx] will continue to be financially responsible for the Unit's charges. Unit's usage of Digital's Services will continue to count toward satisfaction of the PO/End Users schedule for purposes of this Agreement.

26. AUDIT

    During the term of this Agreement and for a period of two (2) years from expiration or termination of each Customer/Site Agreement hereunder, Digital shall maintain records verifying the correctness of all Digital invoices for each Customer/Site Agreement. [xxxxxxxxxxxxxxx] shall have access to all such records upon

      [Confidential Treatment requested for redacted portions of document]

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

    reasonable notice, during normal business hours at Digital's premises, in order to verify the correctness of Digital invoices.

    Furthermore, during the term of the Agreement Digital shall give reasonable access, upon prior notice, to [xxxx] auditors, [xxxxxx] auditors, [xxxxxx]external auditors and regulators to audit those procedures and operations of Digital used in the performance of the Services under this Agreement to ensure Customer's compliance with laws, regulations and internal [xxxxxx] policies and procedures affecting the Services hereunder. [xxxxxxxxxxxxxxx] shall insure that such auditors are bound by the confidentiality terms set forth in Section 15 herein.

    Nothing herein shall be construed as obligating Digital to insure Customer's compliance with any specific laws and regulations unless specifically advised of such in writing by Customer.

                                    ISS Amendment

This Amendment dated April 1, 1997 to [xxxxxxxxxxxxxxxxx] Agreement dated December 22, 1995, between [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxx] and Digital Equipment Corporation ("Digital") (the "Agreement") is hereby amended as follows:

1. The definition of "Purchase Order or PO" in Section 1 is deleted in its entirely.

    The following definitions are added to Section 1:

    "Customer/Site Order or CSO" - a document authorizing Digital to undertake the Services (except for those Interim Support Services described in Section 3 of Exhibit 1) for a Customer/Site in the form attached hereto as Appendix R to Exhibit 1. [xxxx] will issue CSOs for Customer/Sites in the United States and [xxxxxxxxx], will issue CSOs for Customer/Sites outside the United States. All CSOs will be governed by the terms and conditions stated herein and any other terms mutually agreed upon by the parties. No terms and conditions on any CSO form shall apply.

    "Customer/Site Order for Interim Support Services or COI" - a document authorizing Digital to undertake Interim Support Services described in
    Section 3 of Exhibit I for a Customer/Site in the form attached hereto as Appendix S to Exhibit 1. [xxxx] will issue COI's for Customer/Sites in the United States and [xxxxxxxxxxx] will issue COI's for Customer/Sites outside the United States. All COI's will be governed by the terms and conditions stated herein (except as specifically stated in Item 5 of this Amendment # 1) and any other terms mutually agreed upon by the parties. No terms and conditions on any COI form shall apply.

    Except as stated in Item 5 of this Agreement #1, whenever the defined terms Purchase Order or PO appear in the Agreement, they shall be replaced with the terms Customer/Site Order or CSO or COI respectively.

2.  Section I of the Agreement is amended by adding the following definitions:

    "Interim Support Services" - those services described in Section 3 of
    Exhibit 1.

    [xxxxxxxxxxxxxxxxx] Services" - those services described in Exhibit 1 but not including Interim Support Services as described in Section 3 of
    Exhibit 1.

    "Service Level" - a measurable specification of quality and/or quantity of the Services or services delivered.

      [Confidential Treatment requested for redacted portions of document]

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

9.  Section 6 shall be amended as follows:

    a)   In paragraph a) line 5 add the following as a new third sentence:
         "Invoicing for Equipment Charges will commence on the first day of the month following the date of acceptance and shall be prorated for the number of days between the date of acceptance and the date of first invoice."

    b) Delete paragraph e) in its entirely and replace with,, ""Digital's invoice will be sent to [xxxx] or [xxxxxxxxxxxxxx] at the address on the applicable Customer/Site Order and will reference the applicable Customer/Site Order numbers and will detail the charges by business unit within each Site."

10. Section 13(b) of the Agreement is deleted and the following is inserted in its place: "Each of [xxxx]and [xxxxxxxxx], on behalf of itself and its Customers, on the one hand, and Digital, on behalf of itself, its subsidiaries and affiliates, on the other hand, shall be responsible for insuring the Third Party Software vendor's permission to allow use of its licensed Software by the other and Customers and employees and agents of the other and Customers, consistent with each party's and Customer's obligations under this Agreement. Each of [xxxx]and [xxxxxxxx], on the one had, and Digital, on the other hand, hereby appoint the other as its agent for the purpose of permitting the use of Third Party Software in order to perform the obligations hereunder."

11. Section 23(l) is amended as follows: On line 2, after the word "and " and before the word "nothing", add the following phrase: ", except as provided in Section 13(b) and Section 3 of Exhibit 1, as amended,".

12. Section 23(o) is amended by deleting the last paragraph in its entirely.

13. Section 3, Interim Support Services, to Exhibit I of the Agreement is replaced by a new Section 3 attached hereto as Exhibit A.

14. Appendix 0, the Document Deliverables/Digital Property, to Exhibit I of the Agreement is replaced by a new Appendix 0 attached hereto as Exhibit B.

15. Appendix Q, the Customer/Site Agreement form to Exhibit I of the Agreement is replaced by a new Appendix Q attached hereto as Exhibit C.

16. A new Appendix R, the Customer/Site Order form is attached hereto as Exhibit D.

17. A new Appendix S, the Customer/Site Order for ISS form is attached hereto as Exhibit E.

18. A new Exhibit 6, ISS Staffing Procedures and Employment Ten-ns, is attached hereto as Exhibit F.

Exhibit  6      ISS Staffing Procedures and Employment Terms

1.0     Staffing Procedures

During the Conversion Plan Development subphase of ISS, the Customer Team Leader ("CTL") and Digital will work together to identify which Customer employees (hereinafter referred to as "Employee" or collectively referred to as Employees") and contractors engaged by Customer currently providing LAN management services in the "as- s state", will be required by Digital to provide As Is Operations Support i.e., Key Employees/Contractors. The Conversion Plan for the Customer/Site will include the following processes for facilitating Digital's access to these Key Employees/Contractors:

      [Confidential Treatment requested for redacted portions of document]

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

a) Customer will use best efforts to insure that Key Employees/Contractors are not advised of Customer's decision to order ISS services from Digital prior to the notification date agreed upon in the Conversion Plan.

b) During the Conversion Plan Development subphase, the CTL will provide Digital with the names of all Employees and contractors used by Customer to provide LAN management services in the "as-is state" i.e., for the period of ninety (90) days immediately preceding Customer's issuance of the COI. In addition to naming such Employees and contractors, Customer shall provide the following information regarding such Employees/contractors:

    i) For Employees: Individual and organizational responsibilities, reporting relationships, salary ranges and job title.

    ii) For Contractors: Copy of contract and all amendments and updates thereto including price and payment obligations, terms regarding term and termination, individual and organizational responsibilities, and reporting relationships.

c) Digital will notify Customer which Employees and contractors it considers Key Employees/Contractors. Customer will notify Digital which Key Employees/Contractors it will:

    i)   Not release for service during the ISS Phase;

    ii)  Second to Digital for the period specified in the Conversion Plan;

    iii) Make known and available to Digital or its designated third party subcontractor in accordance with Section 23 o) of the Agreement, as amended, those Employees that Digital or its designated third party subcontractor may consider for an employment opportunity with Digital or its designated third party subcontractor.

d) For Contractors, Digital and Customer will agree on which Contractors Digital or its designated third party subcontractor desires to take by agency. Customer will execute an agency letter effecting the appointment of Digital or its subcontractor as agent of Customer for the purpose of Contractor's performance of its obligations.

e) Digital and Customer will agree in the Conversion Plan on a date on which Customer will:

    i)   Notify Key Employees/Contractors of the decision to move to ISS;

    ii)  Notify Employees who will be seconded to Digital,

    iii) Notify those Employees who will be made available to Digital for employment;

    iv) Notify Contractors, of Customer's decision to terminate the contract or appoint Digital or its subcontractor as Customer's agent.

    Customer will give such notice on the agreed upon date notifying the affected Employees/Contractors where and when to meet with Digital and/or its third party subcontractor.

f) Digital and/or its designated third party subcontractor (collectively "Employer") will set up a schedule for meeting with Key Employees. Interviews for employment, as appropriate, will be conducted at such meetings. It is expressly understood and agreed that Customer shall not participate in any way whatsoever in the interviewing of any Employee or Employer's selection for employment or the extension by Employer of any

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

    offer of employment to any Employee, but shall cooperate by making Employees and Contractors available at reasonable times to be interviewed.

g) Employer shall have no obligation, under this Agreement or otherwise, to offer employment to any Employees. Customer shall make known to the Employer the Employees salary upon notification to Customer that Employer is considering offering employment to Employee. Offer letters for employment will be made to Key Employees whom Employer decides to offer employment after the interviewing process.

2.0 Employment Terms

If Digital or any of its subcontractors (collectively "Employer") in performance of its obligations under Section 3, Phase 0: Interim Support Services (ISS), of the Statement of Work decide to hire any Employees in accordance with Section 1.0 above ("Hired Employees"), such offers of employment shall be on an "at will" basis and shall include the following which terms shall be applicable solely to Employees hired by Employer in the United States:

a)  [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

b)  [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

c) Saving Incentive Plan (SIP): As of the hiring date, Employer shall cause each Hired Employee, who was eligible to participate in the Customer's SIP, [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxx] under Employer's 401 (k) or like defined contribution plan for al I service credited to such Employees under Customer's SIP for such purposes.

d) Other Benefits: All Hired Employees will be [xxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxx] to receive benefits under all of Employer's welfare plans as defined under section 3(i) of the Employee Retirement Income Security Act of 1974. Employer shall also cause its medical and dental benefit plans to grant each such Hired Employee and any eligible dependent [xxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxx] Employee is hired.

e) Vacation: Commencing on the date of hire, Employer shall provide Hired Employees [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] and shall grant [xxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxx] under such policy(ies) to Hired Employees for all service credited to Hired Employees as of the hiring date under the vacation policy of the Customer.

f) Severance: Employer shall recognize [xxxxxxxxxxxxxx] of Hired Employees with Customer for the purpose of determining [xxxxxxxxxxxxxxx]. With respect to severance pay benefits, Employer expressly agrees that in the event a Hired Employee's employment with Employer terminates by reason [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]
    Employer policy, such Hired Employees shall be eligible to receive from [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxx] plan in effect on the date of Hired Employees termination by Customer. In the event such severance pay benefits during

      [Confidential Treatment requested for redacted portions of document]

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

    [xxxxxxxxxxxxxxxxxxx] the amount the Employer would have paid under the Employer's plan, the [xxxxxxxxxxxxxxxxxxxxxxxx] severance pay benefits shall be[xxxxxxxxxxxxxxx].

g) Defined Benefit Retirement Plans: Employer shall grant [xxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxx]o each Hired Employee for [xxxxxxxxxxxxxxxxxxxxx] purposes under Employers defined benefit retirement plan, [xxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxx]o such Hired Employees under Customers defined benefit retirement plan for such purposes.

h) Subject to the foregoing obligations and notwithstanding anything to the contrary, nothing shall prevent Employer from amending or terminating any employee benefit plan, program, policy, practice or procedure at any time on or after the date of this Agreement.

3.0       Terms of Seconded Employees

Seconded Employees shall remain employees of Customer and Customer shall be solely responsible and liable for payment of all compensation and benefits to such Employees and for payment of all applicable employment withholding taxes and contributions, including but not limited to, unemployment compensation and worker's compensation (collectively "Employment Expenses") relating to the employment of such seconded Employees. Customer agrees to indemnify, defend and hold Digital harmless from and against any claims arising out of Customer's failure to pay such Employment Expenses and arising out of any finding that such seconded Employees are employees of Digital in connection with such Employment Expenses.


      [Confidential Treatment requested for redacted portions of document]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the ____ day of_________________________________________________.

OAO CANADA LIMITED                     DIGITAL EQUIPMENT CORPORATION
OAO INTERNATIONAL CORPORATION



By:                                By:
   --------------------------         ------------------------------
   (Duly Authorized)                  (Duly Authorized)



   --------------------------         ------------------------------
   (Typed Name)                       (Typed Name)



   --------------------------         ------------------------------
   (Title)                            (Title)

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